UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2007 (November 30, 2007)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way Chester Business Park
Chester CH4 9QR
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, the Board of Directors of Aftersoft Group, Inc. (the “Company”) elected Charles F. Trapp as the Company’s Chief Financial Officer and as its Vice-President of Finance. Mr. Trapp’s employment becomes effective on December 1, 2007.

Mr. Trapp, 58, was a co-founder and President for more than 10 years of Somerset Kensington Capital Co., a Bridgewater, New Jersey-based investment firm that provided capital and expertise to help public companies restructure and reorganize. Earlier in his career, he served as CFO and/or a board member for a number of public companies, including AW Computer Systems, Vertex Electronics Corp., Worldwide Computer Services and Keystone Cement Co. His responsibilities have included accounting and financial controls, federal regulatory filings, investor relations, mergers and acquisitions, loan and labor negotiations, and litigation management. Mr. Trapp is a Certified Public Accountant and received his Bachelor of Science degree in Accounting from St. Peter’s College in Jersey City, New Jersey.

Mr. Michael O’Driscoll resigned as the Company’s Chief Financial Officer effective on November 30, 2007, citing his increased business commitments. Mr. O’Driscoll did not reference any disagreement with the Company on any matter relating to the Company's operations, policies and practices.

There are no familial relationship between or among any of the officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Aftersoft Group, Inc.

Dated: December 3, 2007	By:	/s/ Ian Warwick
Name: Ian Warwick Title: Chief Executive Officer